Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of MaxPoint Interactive, Inc.

Date: February 9, 2016

TRINITY VENTURES X, L.P.
TRINITY X SIDE-BY-SIDE FUND, L.P.
TRINITY X ENTREPRENEURS’ FUND, L.P.
Delaware Limited Partnerships

By:	TRINITY TVL X, LLC,
A Delaware limited liability company
Their General Partner

By:	/s/ Nina C. Labatt
Title:	Management Member

TRINITY TVL X, LLC,
A Delaware limited liability company

By:	/s/ Nina C. Labatt
Title:	Management Member

TVL MANAGEMENT CORPORATION
A California corporation

By:	/s/ Nina C. Labatt
Title:	Director

/s/ Lawrence K. Orr
Lawrence K. Orr

/s/ Noel J. Fenton
Noel J. Fenton

/s/ Augustus O. Tai
Augustus O. Tai

/s/ Fred Wang
Fred Wang

/s/ Patricia Nakache
Patricia Nakache

/s/ Ajay Chopra
Ajay Chopra

/s/ Daniel Scholnick
Daniel Scholnick

/s/ Karan Mehandru
Karan Mehandru

/s/ Nina C. Labatt
Nina C. Labatt